Exhibit 99.1

CERTIFIED COPY

UniCredit Corporate Banking S.p.A.

Casalecchio di Reno Branch

Bologna

For the attention of Claudio Chiosi — Sergio Sabatino

Telefax +39.510954250

And copy for information to:

Simmons & Simmons

Corso Vittorio Emanuele II, no. 1

20122 Milan

For the attention of Avv. Marco Franzini

Telefax +39 0272505505

Dear Sirs:

Re: Amendment Deed dated 30th September 2009 — Fees and Costs

We make reference to our past agreements and to the amendment deed entered into, on the date hereof, by way of a private deed, with the parties’ signatures being certified by Notary Public, Dott. Federico Tonelli, (hereinafter referred to as the “Amendment Deed”), by and between ourselves and UniCredit Corporate Banking S.p.A., as Agent Bank and Lending Party of the Loan.

The capitalised terms used herein shall have the same meanings assigned to them in the Amendment Deed.

Pursuant to, and for the purposes of, the Amendment Deed, we hereby:

1.               Irrevocably order UniCredit to debit our bank account held at UniCredit with the following amounts, and as a consequence, to collect such amounts for their own benefit, as fees due to UniCredit in connection with the Amendment Deed:

(a)          The net amount of 300,000.00 Euros on 1st October 2009;

(b)         The net amount of 400,000.00 Euros on 15th December 2009, and

(c)          The net amount of 300,000.00 Euros on 15th February 2010;

2.               Irrevocably order UniCredit to credit, by means of a wire transfer in favour of [redacted], with value, for the beneficiary, as on, and no later than, 1st October 2009, with the total net amount of 6,180.00 Euros, which is due by ourselves to the law firm Simmons & Simmons as attorney’s fees for the legal assistance and advice on the legal documentation relating to the Amendment Deed, as per the separate note of fees issued by Simmons & Simmons and addressed to us.

Yours faithfully,

Place and date: Bologna, the first of October 2009

The Beneficiary

/s/ Marco Uberti

Kemet Corporation

(Marco Uberti — attorney)